EXHIBIT 10.31

FIRST AMENDMENT TO LEASE AGREEMENT

[Raddon Union Heights, LLC/UCN, Inc.]

This First Amendment to Lease Agreement (“Amendment”) is made as of December 6th, 2011 by and between RADDON UH OFFICE, LLC, a Utah limited liability company, the successor in interest to Raddon Union Heights, LLC, a Utah limited liability company (“Landlord”), and UCN, INC., a Utah corporation (“Tenant”).

RECITALS

A. Landlord and Tenant entered into that certain Lease Agreement, executed on or about June 30, 2007 (the “Lease”) with respect to the fourth and fifth floors of the Union Heights Office Building located at approximately 7730 South Union Park Avenue, Midvale. Any term used in this Amendment that is capitalized but not defined shall have the same meaning as set forth in the Lease, as amended by this Amendment.

B. The Initial Term of the Lease is set to expire on May 31, 2013. As more fully set forth below, Landlord and Tenant desire to amend the Lease to extend the expiration date of the Initial Term to June 30, 2015 and to amend the amount of the Monthly Rent payable by Tenant between January 1, 2012 and June 30, 2015.

AMENDMENT

NOW, THEREFORE, in consideration of the mutual covenants of the parties and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to amend the Lease as follows:

1. Amendment. The Lease is hereby amended as follows:

A. Term of Lease. Section 7 of the Lease Summary is hereby deleted in its entirety and replaced with the following:

“7. Term of Lease: 103 consecutive months following the Commencement Date.”

B. Monthly Rent: Commencing on January 1, 2012, the Monthly Rent for the remaining Initial Term and, if applicable, the Extension Term, shall be as follows:

Period	Monthly Rent	$/SF
January 1, 2012 to June 30, 2015	$101,503.50	$24.50
July 1, 2015 to June 30, 2016	$104,569.32	$25.24
July 1, 2016 to June 30, 2017	$107,718.00	$26.00
July 1, 2017 to June 30, 2018	$110,949.54	$26.78
July 1, 2018 to June 30, 2019	$114,263.94	$27.58
July 1, 2019 to June 30, 2020	$117,702.63	$28.41

C. Monthly Rent for Right of First Offer Space. In the event Tenant elects to lease the Right of First Offer Space pursuant to Section 2.3 of the Lease, Monthly Rent payable with respect to such Right of First Offer Space shall be calculated on the same basis per square foot or rentable space in the Right of First Offer Space as set forth in subsection 1.B. above.

D. Option to Extend: The second sentence of Section 3.2(a) of the Lease is hereby deleted in its entirety and replaced with the following:

“Tenant must notify Landlord at least twelve (12) months before the expiration of the Initial Term of its intent to exercise its Option to Extend.”

2. Reimbursement of Remodeling Costs. Landlord agrees to reimburse Tenant for Tenant’s out of pocket costs for preparing remodeling plans for the Leased Premises in an amount not to exceed $30,000. Landlord shall reimburse Tenant for such costs within thirty (30) days after Tenant delivers an invoice to Landlord evidencing such out of pocket costs.

3. General Provisions. In the event of any conflict between the provisions of the Lease and the provisions of this Amendment, the provisions of this Amendment shall control. Except as set forth in this Amendment, the Lease is ratified and affirmed in its entirety. This Amendment shall inure to the benefit of, and be binding on, the parties and their respective successors and assigns. This Amendment shall be governed by, and construed and interpreted in accordance with, the laws (excluding the choice of laws rules) of the State of Utah. This Amendment may be executed in any number of duplicate originals or counterparts, each of which when so executed shall constitute in the aggregate but one and the same document.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment to be effective as of the date first set forth above.

LANDLORD:

RADDON UH OFFICE, LLC, a Utah limited liability company

By:
Name:
Its:

TENANT:

inContact, Inc. (f/k/a UCN, INC.), a Utah corporation

By:
Name:	Gregory S. Ayers
Its:	Chief Financial Officer

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